Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of July 2000
                      Distribution Date of August 15, 2000
                            Servicer Certificate #27

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $182,685,275.88
Beginning Pool Factor                                      0.364740011

Principal and Interest Collections:
     Principal Collected                                 $6,991,568.61
     Interest Collected                                  $1,363,644.98

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $434,375.75
Total Additional Deposits                                  $434,375.75

Repos / Chargeoffs                                         $471,941.02
Aggregate Number of Notes Charged Off                              130

Total Available Funds                                    $8,789,589.34

Ending Pool Balance                                    $175,221,766.25
Ending Pool Factor                                           0.3498388

Servicing Fee                                              $152,237.73

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,339,116.90
     Target Percentage                                           5.25%
     Target Balance                                      $9,199,142.73
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                  ($321,829.50)
     Ending Balance                                     $10,017,287.40

Current Weighted Average APR:                                   9.147%
Current Weighted Average Remaining Term (months):                27.98

Delinquencies                                           Dollars        Notes
     Installments:             1 - 30 days           $1,465,906.88     1,305
                               31 - 60 days            $493,905.88       416
                               60+  days               $283,965.71       137

     Total:                                          $2,243,778.47     1,324

     Balances:                 60+  days             $4,078,432.87       137

Memo Item - Reserve Account
     Prior Month                                    $10,017,287.40
+    Invest. Income                                     $53,132.18
+    Excess Serv.                                      $268,697.32
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,339,116.90

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of July 2000

                                                                              NOTES
                                                  TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $182,685,275.88
Ending Pool Balance                          $175,221,766.25

Collected Principal                            $6,991,568.61
Collected Interest                             $1,363,644.98
Charge - Offs                                    $471,941.02
Liquidation Proceeds / Recoveries                $434,375.75
Servicing                                        $152,237.73
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $8,637,351.61

Beginning Balance                            $182,685,275.88    $176,291,174.13      $6,394,101.75

Interest Due                                     $905,144.66        $872,641.31         $32,503.35
Interest Paid                                    $905,144.66        $872,641.31         $32,503.35
Principal Due                                  $7,463,509.63      $7,202,286.79        $261,222.84
Principal Paid                                 $7,463,509.63      $7,202,286.79        $261,222.84

Ending Balance                               $175,221,766.25    $169,088,887.34      $6,132,878.91
Note / Certificate Pool Factor                                           0.3498             0.3498
   (Ending Balance / Original Pool Amount)
Total Distributions                            $8,368,654.29      $8,074,928.10        $293,726.19

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $268,697.32
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $10,339,116.90
(Release) / Draw                                ($321,829.50)
Ending Reserve Acct Balance                   $10,017,287.40

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                4                  3                  2                  1
                                             Mar-00           Apr-00             May-00             Jun-00             Jul-00
Beginning Pool Balance                 $219,775,739.55    $209,867,658.70    $201,070,093.91    $191,640,559.16    $182,685,275.88

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                          $618,471.73        $209,289.64        $424,119.16        $591,292.42        $471,941.02
    Recoveries                             $415,695.09        $439,983.34        $327,472.56        $341,777.17        $434,375.75

Total Charged Off (Months 5, 4, 3)       $1,251,880.53
Total Recoveries (Months 3, 2, 1)        $1,103,625.48
Net Loss / (Recoveries) for 3 Mos          $148,255.05 (a)

Total Balance (Months 5, 4, 3)         $630,713,492.16 (b)

Loss Ratio Annualized  [(a/b) * (12)]         0.28207%

Trigger:  Is Ratio > 1.5%                           No
                                                                                 May-00             Jun-00             Jul-00

B)   Delinquency Trigger:                                                      $3,892,133.19      $3,368,419.01      $4,078,432.87
     Balance delinquency 60+ days                                                   1.93571%           1.75768%           2.23249%
     As % of Beginning Pool Balance                                                 1.85347%           1.91806%           1.97529%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:             2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer